EXHIBIT 99.1

For Immediate Release:
August 17, 2005

Markland Announces Corporate Reorganization and Declares $10M Stock Dividend of its Technest Holdings Inc. Stock

Boston, MA-- August 17, 2005 -- Markland Technologies, Inc. (OTC BB:MRKL.OB - News) (http://www.marklandtech.com),a defense and homeland security company transforming advanced laboratory technology into real-world products, announced today its majority-owned subsidiary, Technest Holdings, Inc. (OTC BB: TCNH.OB - News), acquired all of the outstanding stock of Markland's wholly owned subsidiary, EOIR Technologies Inc.  Pursuant to this transaction, EOIR became a wholly-owned subsidiary of Technest.  As consideration for this reorganization, Technest issued to Markland 12 million additional shares of Technest common stock.  After giving effect to the reorganization, Markland's ownership of Technest on a primary basis increased from 85% to approximately 98% and on a fully diluted basis (assuming the conversion of all of Technest's fixed price convertible securities and the exercise of all warrants to purchase Technest common stock) increased from 39% to approximately 82%. Markland's total holdings of Technest common stock will increase to approximately14 million shares.  This reorganization did not result in a change of control of EOIR.

In connection with the reorganization, Markland declared a stock dividend to the holders of our common stock of $10 million worth of shares of Technest common stock that it currently owns, up to a maximum of 2.5 million shares of Technest common stock.  The record date for the stock dividend is May 1, 2006 and the distribution date for the stock dividend is July 5, 2006.  The actual number of shares of Technest common stock to be distributed will be calculated based on a per share price equal to the average closing price of the Technest Stock as reported by the National Association of Securities Dealers Automatic Quotations service for the ten trading days ending June 30, 2006. However in no event shall the number of shares of the Technest common stock distributed exceed 2.5 million nor will Markland deliver fractional shares of the Technest common stock.

Robert Tarini, Markland Chairman and CEO stated, "Due to Markland’s current equity structure, we believe that the company’s stock is undervalued.  We have undertaken this reorganization and the $10 million Technest stock dividend in an effort to allow the market and our stockholders to capture what we believe to be the company’s real market value. We have worked very hard to try to re-negotiate with the holders of our convertible notes and Series D preferred securities to institute conversion floor prices and other changes which would be beneficial to Markland common stock shareholders. Management efforts in this regard will continue. We presently have approximately 14M shares of Technest Holdings Inc common stock which as of yesterday’s market close was priced at $14 per share. This is a market capitalization figure which we believe much more accurately reflects the true value of this corporate enterprise and it is management’s intention to return as much of this value as we can to Markland common shareholders over time.”

Technest will file a registration statement registering these shares prior to the distribution date. This is not an offer to sell these shares, and these shares may not be offered or sold in any state or jurisdiction in which such offer or sale would be unlawful prior to the registration or qualification of such shares under the laws of such state or jurisdiction.

About Markland Technologies

Markland Technologies, Inc. is committed to setting next-generation standards in defense and security through the provision of innovative emerging technologies and expert services. The Company is engaged in the identification of advanced technologies currently under development in laboratories, universities and in private industry, and in the transformation of those technologies into next-generation products. Markland's solutions support military, law enforcement and homeland security personnel to protect the nation's citizens, borders and critical infrastructure assets from the threat of terrorism and other dangers. Through strategic development, Markland focuses on the creation of dual-use technology and products with applications in both the defense market and civilian homeland security and law enforcement fields. The Company is a Board Member of the Homeland Security Industries Association, and is a featured Company on HomelandDefenseStocks.com; additional details can be viewed at http://www.homelanddefensestocks.com/Companies/MarklandTech. For more information about the Company and its products, please visit the Markland home page at http://www.marklandtech.com.

About Technest Holdings, Inc.

Technest Holdings, Inc. (OTC BB:TCNH.OB - News), is a provider of intelligent surveillance and advanced 3D imaging technology solutions to the defense and homeland security marketplaces. Technest is committed to setting next-generation standards in defense and security through the provision of innovative emerging technologies and expert services. Technest's solutions support military, law enforcement and homeland security personnel. Through strategic development, Technest focuses on the creation of dual-use technology and products with applications in both the defense market and civilian homeland security and law enforcement fields

"Forward-Looking Statements''

Investors are cautioned that certain statements contained in this press release as well as some statements in periodic press releases and some oral statements of Markland Technologies officers and directors during presentations about Markland Technologies, are ``forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the ``Act''). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as ``expects,'' ``anticipates,'' ``intends,'' ``plans,'' ``believes,'' ``estimates,'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: a reduction in order rates from the Army's Night Vision and Electronic Surveillance Directorate, insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.

Markland Technologies, Inc. is a featured Company on http://www.HomelandDefenseStocks.com, a service for which Markland compensates the provider.

For full details, click here:

http://www.homelanddefensestocks.com/Companies/MarklandTech/Default.asp

The ECON Investor Relations Inc. logo is available at: http://media.primezone.com/prs/single/?pkgid=350

More information on Homeland Security issues, including news releases, events and experts available for comment, can be found on the Homeland Security Newsline at http://www.primezone.com/hs

CONTACTS:  Markland Technologies

           http://www.marklandtech.com

           ECON Corporate Services

           Dawn Van Zant

           866-730-1151

           dvanzant@investorideas.com

Source: ECON Investor Relations Inc.; Markland Technologies, Inc.